SCHEDULE 14C

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SCHEDULE 14C INFORMATION

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EQ ADVISORS TRUST

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EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

INFORMATION STATEMENT DATED FEBRUARY 10, 2023

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about an additional investment sub-adviser to the Active Allocated Portion of the Multimanager Technology Portfolio (“Portfolio”), a series of EQ Advisors Trust (“Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual or Semi-Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104, by calling 1-877-222-2144, or by visiting the Trust’s website at www.equitable-funds.com.

Equitable Investment Management Group, LLC (“EIM” or “Adviser”) serves as the Investment Adviser of the Trust and is located at 1290 Avenue of the Americas, New York, New York 10104. Equitable Investment Management, LLC (“Administrator”) serves as the Administrator of the Trust and is located at 1290 Avenue of the Americas, New York, New York 10104. Equitable Distributors, LLC (“Distributor”) serves as the Distributor for the Trust’s shares and is located at 1290 Avenue of the Americas, New York, New York 10104. EIM has received from the Securities and Exchange Commission (“SEC”) an exemptive order to permit EIM to hire, terminate and replace investment sub-advisers for the Trust (“Sub-Advisers”) and to enter into investment sub-advisory agreements between EIM and the Sub-Advisers solely with the approval of the Trust’s Board of Trustees (“Board”), subject to certain conditions, and without obtaining shareholder approval, provided a Sub-Adviser is not an affiliate of EIM. These conditions require, among other things, that shareholders be notified of the appointment of a new Sub-Adviser within 90 days of the effective date of the Sub-Adviser’s appointment. This Information Statement provides such notice of the appointment of a New Sub-Adviser (defined below) and the approval of a New Agreement (defined below) with respect to the Portfolio.

At a regular meeting of the Board held on December 14-15, 2022, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust, the Adviser, the Administrator, the Sub-Advisers or the Distributor (“Independent Trustees”), considered and unanimously approved the Adviser’s proposal to: (1) appoint FIAM LLC (“FIAM” or “New Sub-Adviser”) as a Sub-Adviser to a portion of the Active Allocated Portion of the Portfolio (“FIAM Allocated Portion”); and (2) approve an amended and restated investment sub-advisory agreement between EIM and FIAM with respect to the Portfolio. In this regard, the Board noted that FIAM currently serves as the investment sub-adviser with respect to another portfolio of the Trust pursuant to an existing investment sub-advisory agreement between EIM and FIAM dated July 16, 2020, with respect to that portfolio, and that the Portfolio would be added, by amendment and restatement, to that agreement (“New Agreement”).

At that same meeting, the Board also considered that, if appointed, FIAM would enter into an investment sub-sub-advisory agreement with FIL Investment Advisors (“FIA”), pursuant to which FIAM may delegate certain of its investment advisory services to FIA, and that FIA, in turn, would enter into an investment sub-sub-sub-advisory agreement with its affiliate FIL Investment Advisors (UK) Limited (“FIA (UK)”), pursuant to which FIA, in turn, may delegate certain of its investment advisory services to FIA (UK). Thus, in connection with the appointment of FIAM, the Board, including the Independent Trustees, also considered and unanimously approved the Adviser’s proposal to: (1) appoint FIA and FIA (UK) as Sub-Sub-Adviser and

Sub-Sub-Sub-Adviser, respectively, with respect to the FIAM Allocated Portion; (2) approve a new investment sub-sub-advisory agreement between FIAM and FIA; and (3) approve a new investment sub-sub-sub-advisory agreement between FIA and FIA (UK). Subject to FIAM’s oversight and supervision, FIA and FIA (UK) will be responsible for providing discretionary investment advisory services with respect to the FIAM Allocated Portion. Except where context dictates otherwise, all references herein to the New Sub-Adviser include FIA and FIA (UK), and all references herein to the New Agreement include the new agreement between FIAM and FIA and the new agreement between FIA and FIA (UK). Pursuant to the New Agreement, the New Sub-Adviser will implement a Global Technology strategy in managing the FIAM Allocated Portion. FIAM, FIA and FIA (UK) are not affiliates of EIM. FIA and FIA (UK) are neither subsidiaries of nor affiliates of FIAM.

The Adviser’s proposal was based on several factors, including an evaluation of several potential sub-advisers and the strategies they manage within the global technology segment of the market; the results of the Adviser’s extensive due diligence conducted in connection with the proposed appointments; the New Sub-Adviser’s experience and performance track record managing the Global Technology strategy proposed for the FIAM Allocated Portion; EIM’s familiarity with, and confidence in, FIAM in managing a strategy for another portfolio of the Trust; and EIM’s desire to add a new investment sub-adviser that would complement the investment strategies of the Portfolio’s other Sub-Advisers. Wellington Management Company LLP is the other Sub-Adviser to a portion of the Active Allocated Portion of the Portfolio, and AllianceBernstein L.P. is the Sub-Adviser to the portion of the Portfolio that seeks to track the performance of an index.

Factors Considered by the Board

In reaching its decision to approve the New Agreement with respect to the Portfolio, the Board considered the overall fairness of the New Agreement and whether the New Agreement was in the best interests of the Portfolio and its investors. The Board further considered all factors it deemed relevant with respect to the Portfolio and the New Agreement, including: (1) the nature, quality and extent of the overall services to be provided to the Portfolio by the New Sub-Adviser; (2) comparative performance information; (3) the level of the proposed sub-advisory fee to be paid by the Adviser to FIAM; (4) economies of scale that may be realized by the Portfolio; and (5) “fall-out” benefits that may accrue to the New Sub-Adviser and its affiliates (i.e., indirect benefits that the New Sub-Adviser or its affiliates would not receive but for the relationship with the Portfolio). The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry). In considering the New Agreement, the Board members did not identify any particular factor or information that was all-important or controlling, and each Trustee may have given different weights to different factors and, thus, each Trustee may have had a different basis for his or her decision.

In connection with its deliberations, the Board took into account information requested by the Independent Trustees and prepared by the Adviser and the New Sub-Adviser, including memoranda and other materials addressing the factors set out above, and provided to the Trustees prior to the meeting. The Board also took into account information provided to the Trustees at prior Board meetings. The information provided to the Trustees described, among other things, the services to be provided by the New Sub-Adviser, as well as the New Sub-Adviser’s investment personnel, proposed sub-advisory fee, performance information, and other matters. The Board considered that the Adviser had conducted extensive due diligence on the New Sub-Adviser from an investment management, operational and compliance perspective, and the Board had received materials including the Adviser’s due diligence questionnaire indicating the New Sub-Adviser’s responses to the Adviser’s due diligence questions. The Board also noted the Adviser’s familiarity with FIAM’s operational and compliance structure as FIAM currently serves as an investment sub-adviser with respect to another portfolio of the Trust. During the meeting, the Trustees met with senior representatives of the Adviser to discuss the New Agreement and the information provided. The Independent Trustees also met in executive session during the meeting to discuss the New Agreement and the information provided. The Independent Trustees were assisted by independent legal counsel prior to and during the meeting and during their deliberations regarding the New Agreement and also received from legal counsel materials addressing, among other things, the legal standards applicable to their consideration of the New Agreement.

The Board noted that it had most recently considered and approved the existing investment sub-advisory agreement between the Adviser and FIAM with respect to another portfolio of the Trust at a meeting held on July 12-13, 2022, in connection with the annual renewal of the agreement. In connection with its approval of the New Agreement between the Adviser and FIAM with respect to the Portfolio, the Board considered its conclusions in connection with its prior approval of the existing investment sub-advisory agreement between the Adviser and FIAM with respect to that other portfolio of the Trust, including its satisfaction with the nature and quality of services being provided to that other portfolio by FIAM. The Board also noted that the terms of the New Agreement are materially identical to the terms of the existing investment sub-advisory agreement, except as to the effective date, the addition of the Portfolio as a sub-advised portfolio, and the addition of the compensation to be paid by the Adviser to FIAM with respect to the FIAM Allocated Portion of the Portfolio.

In approving the New Agreement, each Trustee, including the Independent Trustees, after considering all factors they deemed relevant, reached a determination, with the assistance of Independent Trustees’ counsel and fund counsel and through the exercise of their own business judgment, that the proposed sub-advisory fee was fair and reasonable and that the approval of the New Agreement was in the best interests of the Portfolio and its investors. Although the Board gave attention to all information provided, the following discusses some of the primary factors it deemed relevant to its decision to approve the New Agreement.

The Board evaluated the nature, quality, and extent of the overall services to be provided to the Portfolio and its investors by the New Sub-Adviser. In addition to the investment performance and expense information discussed below, the Board considered the New Sub-Adviser’s responsibilities with respect to the Portfolio (or the allocated portion thereof) pursuant to the New Agreement, and FIAM’s experience in serving as an investment sub-adviser for another portfolio of the Trust. The Board considered that the New Sub-Adviser, subject to the oversight of the Adviser, would be responsible for making investment decisions with respect to the Portfolio (or the allocated portion thereof); placing with brokers or dealers orders for the purchase and sale of investments for the Portfolio (or the allocated portion thereof); and performing certain related administrative functions. The Board also reviewed information regarding the New Sub-Adviser’s processes for selecting investments for the Portfolio (or the allocated portion thereof), as well as information regarding the qualifications and experience of the New Sub-Adviser’s portfolio manager who would provide services to the Portfolio (or the allocated portion thereof). The Board also considered information regarding the New Sub-Adviser’s procedures for executing portfolio transactions for the Portfolio (or the allocated portion thereof), and the New Sub-Adviser’s policies and procedures for selecting brokers and dealers. In addition, the Board considered information regarding the New Sub-Adviser’s trading experience and how the New Sub-Adviser would seek to achieve “best execution” on behalf of the Portfolio (or the allocated portion thereof). In this regard, the Board noted that, subject to FIAM’s oversight and supervision, FIA and FIA (UK) would be responsible for providing discretionary investment advisory services with respect to the Portfolio (or the allocated portion thereof). The Board also noted that the Adviser would continue to conduct regular periodic reviews of the New Sub-Adviser and its operations in regard to the Portfolio, including regarding investment processes and organizational and staffing matters. The Board also considered information about the impact of the coronavirus pandemic on the New Sub-Adviser’s operations and its ability to provide services to the Portfolio (or the allocated portion thereof).

The Board also factored into its review its familiarity with FIAM’s compliance program, policies and procedures. The Board also considered that the Trust’s compliance team and the Adviser had performed due diligence on the New Sub-Adviser, and that the New Sub-Adviser provided relevant information about its operations, compliance, and cybersecurity procedures. The Board also considered the Trust’s Chief Compliance Officer’s evaluation of the New Sub-Adviser’s compliance programs, policies and procedures, and certifications that they were consistent with applicable legal standards. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving the New Sub-Adviser and reviewed information regarding the New Sub-Adviser’s financial condition and history of operations and potential conflicts of interest in managing the Portfolio (or the allocated portion thereof).

The Board also received and reviewed performance data for a Global Technology composite consisting of all accounts that the New Sub-Adviser advises or sub-advises with investment objectives, policies and strategies similar to those proposed for the FIAM Allocated Portion, as compared to an appropriate benchmark and peer group. The Board generally considered longer-term performance to be more important than shorter-term performance. The Board also considered the Adviser’s representation that the Global Technology strategy would be a good complement to other strategies utilized in the Portfolio with respect to the construction of the overall Portfolio. The Board also considered the New Sub-Adviser’s expertise, resources, and personnel for advising the FIAM Allocated Portion. The Board also noted the New Sub-Adviser’s statement that it does not currently advise or sub-advise other U.S. registered mutual funds with investment objectives, policies and strategies similar to those proposed for the FIAM Allocated Portion.

Based on its review, the Board determined that the nature, quality, and extent of the overall services to be provided by the New Sub-Adviser were appropriate for the Portfolio in light of its investment objective and, thus, supported a decision to approve the New Agreement.

The Board also considered the proposed sub-advisory fee for FIAM in light of the nature, quality, and extent of the overall services to be provided. In addition, the Board considered the relative levels of the sub-advisory fee to be paid by the Adviser to FIAM with respect to the FIAM Allocated Portion and the advisory fee to be retained by the Adviser in light of, among other factors, the nature and extent of responsibilities retained, and risks assumed by the Adviser and not delegated to or assumed by FIAM. The Board noted that the Adviser, and not the Portfolio, would pay FIAM and that the proposed sub-advisory fee was negotiated between FIAM and the Adviser. Moreover, the Board noted that the Adviser generally is aware of the fees charged by sub-advisers to other clients and that the Adviser believes that the fee agreed upon with FIAM is reasonable in light of the nature, quality, and extent of the investment sub-advisory services to be provided. The Board acknowledged that, because the proposed sub-advisory fee would be paid by the Adviser, the Adviser is incentivized to negotiate a favorable fee. Based on its review, the Board determined that the proposed sub-advisory fee for FIAM is fair and reasonable. The Board also noted that FIAM, in turn, would pay FIA for the services that FIA provides to the FIAM Allocated Portion, and FIA, in turn, would pay FIA (UK) for the services that FIA (UK) provides to the FIAM Allocated Portion. The Board further noted that the appointment of the New Sub-Adviser would not result in a change in the investment advisory fee paid by the Portfolio to the Adviser.

The Board also considered the estimated impact of the proposed sub-advisory fee on the Adviser’s profitability with respect to the Portfolio. In this regard, the Board noted that the appointment of the New Sub-Adviser is expected to have a positive impact on the Adviser’s annual profitability at the Portfolio’s then current asset levels. The Adviser advised the Board that it does not regard Sub-Adviser profitability as meaningful to its evaluation of the New Agreement. The Board acknowledged the Adviser’s view of Sub-Adviser profitability, noting the Board’s findings as to the reasonableness of the sub-advisory fee and that the fee to be paid to FIAM is the product of negotiations with the Adviser and reflects levels of profitability acceptable to the Adviser and FIAM based on the particular circumstances for each of them. The Board noted again that FIAM’s fee would be paid by the Adviser and not the Portfolio and that many responsibilities related to the advisory function are retained by the Adviser. In light of all the factors considered, the Board determined that the anticipated profitability to the Adviser remained within the reasonable range of profitability levels previously reported.

The Board also considered whether economies of scale would be realized as the Portfolio grows larger and the extent to which this is reflected in the proposed sub-advisory fee rate schedule for the FIAM Allocated Portion. While recognizing that any precise determination is inherently subject to assumptions and subjective assessments, the Board noted that the proposed sub-advisory fee rate schedule includes breakpoints that would reduce the sub-advisory fee rate as Portfolio assets under FIAM’s management increase above certain levels. In this regard, the Board acknowledged that, at some levels, breakpoints in a sub-advisory fee rate schedule may result in savings to the Adviser and not to investors. The Board considered these factors, and the relationship they bear to the fee structure charged to the Portfolio by the Adviser, and concluded that there would be a reasonable sharing of benefits from any economies of scale with the Portfolio.

The Board also considered possible fall-out benefits and other types of benefits that may accrue to the New Sub-Adviser, including the following. The Board considered that the New Sub-Adviser may benefit from greater exposure in the marketplace with respect to its investment process and from expanding its level of assets under management, and the New Sub-Adviser may derive benefits from its association with the Adviser and other Sub-Advisers to the Portfolio. Based on its review, the Board determined that any fall-out benefits and other types of benefits that may accrue to the New Sub-Adviser are fair and reasonable.

The New Sub-Adviser became a new Sub-Adviser to the Portfolio effective on or about February 10, 2023.

Information Regarding the New Agreements

The terms of the New Agreement between EIM and FIAM are materially similar to the terms of the investment sub-advisory agreements between EIM and the other Sub-Advisers to the Portfolio, except as to the effective date, compensation, and the named Sub-Adviser. Pursuant to the New Agreement, FIAM is appointed by EIM to act as investment sub-adviser for the FIAM Allocated Portion of the Portfolio and to manage the investment and reinvestment of the FIAM Allocated Portion of the Portfolio, subject to the direction, control, and oversight of EIM and the Board. The New Agreement will remain in effect for an initial two-year term with respect to the Portfolio and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Agreement can be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days’ written notice to EIM and FIAM, or by EIM or FIAM on sixty days’ written notice to the Trust and the other party. The New Agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act) or in the event that the Investment Advisory Agreement between EIM and the Trust is terminated for any reason. EIM (and not the Portfolio) is responsible for the payment of the sub-advisory fee to FIAM. The appointment of the New Sub-Adviser will not result in a change in the investment advisory fee paid by the Portfolio to EIM.

The New Agreement between EIM and FIAM generally provides that FIAM will not be liable for any losses, claims, damages, liabilities or litigation incurred by the Portfolio, the Trust or the Adviser as a result of any error of judgment, mistake of law, or other action or omission by FIAM, except that nothing in the New Agreement limits the liability of FIAM for any losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of FIAM in the performance of any of its duties or obligations thereunder or (ii) any untrue statement of a material fact contained in the Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Portfolio, the Trust or the Adviser, or the omission to state therein a material fact known to FIAM which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished by FIAM to the Adviser or the Trust.

Pursuant to the new agreement between FIAM and FIA, FIA is appointed by FIAM to act as investment sub-sub-adviser for the FIAM Allocated Portion of the Portfolio and to manage the investment and reinvestment of the FIAM Allocated Portion of the Portfolio, subject to the supervision, control and oversight of FIAM, EIM and the Board. The new agreement will remain in effect for an initial two-year term with respect to the Portfolio and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new agreement can be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days’ written notice to FIAM, FIA and EIM, or by FIAM or FIA on sixty days’ written notice to the other party and the Trust. The new agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act) or in the event that the Investment Advisory Agreement between EIM and the Trust or the New Agreement between EIM and FIAM is terminated for any reason. FIAM (and not the Portfolio) is responsible for the payment of the sub-sub-advisory fee to FIA.

Pursuant to the new agreement between FIA and FIA (UK), FIA (UK) is appointed by FIA to act as investment sub-sub-sub-adviser for the FIAM Allocated Portion of the Portfolio and to manage the investment and reinvestment of the FIAM Allocated Portion of the Portfolio, subject to the supervision, control and oversight of FIA, FIAM, EIM and the Board. The new agreement will remain in effect for an initial two-year term with respect to the Portfolio and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new agreement can be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty days’ written notice to FIA, FIA (UK) and EIM, or by FIA or FIA (UK) on sixty days’ written notice to the other party and the Trust. The new agreement also terminates automatically in the event of its “assignment” (as defined in the 1940 Act) or in the event that the Investment Advisory Agreement between EIM and the Trust or the New Agreement between EIM and FIAM is terminated for any reason. FIA (and not the Portfolio) is responsible for the payment of the sub-sub-sub-advisory fee to FIA (UK).

Information Regarding the New Sub-Adviser

The following provides additional information about the New Sub-Adviser.

FIAM, a Delaware limited liability company formed in 2006, has been registered with the SEC as an investment adviser since 2004. FIAM is wholly owned by FIAM Holdings LLC, which is a wholly owned subsidiary of FMR LLC, the parent company of Fidelity Investments. The voting common shares of FMR LLC are divided into two series. Series B is held predominantly by members of the Johnson family, including Abigail P. Johnson, directly or through trusts, and is entitled to 49% of the vote on any matter acted upon by the voting common shares. Series A is held predominantly by non-Johnson family member employees of FMR LLC and its affiliates and is entitled to 51% of the vote on any such matter. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Therefore, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR LLC. FIAM is located at 900 Salem Street, Smithfield, Rhode Island 02917. As of September 30, 2022, FIAM’s total assets under management were $277.7 billion. FIAM Holdings LLC and FMR LLC are located at 245 Summer Street, Boston, Massachusetts 02210.

FIA, a Bermuda company formed in 1983, has been registered with the SEC as an investment adviser since 1984. FIA is a wholly owned subsidiary of FIL Limited, a Bermuda company formed in 1968 and the holding company for the FIL Group. Abigail P. Johnson, other Johnson family members, and various trusts for the benefit of the Johnson family own, directly or indirectly, more than 25% of the voting common stock of FIL Limited. At present, the primary business activities of FIL Limited and its subsidiaries are the provision of investment advisory services to non-U.S. investment companies and private accounts investing in securities throughout the world. FIA and FIL Limited are located at Pembroke Hall, 42 Crow Lane, Pembroke, HM19, Bermuda. As of September 30, 2022, FIA’s total assets under management were $6.2 billion. On a sub-advisory basis, FIA provides discretionary investment advisory services to institutional accounts, including U.S. investment companies.

FIA (UK), a UK company formed in 1984, has been registered with the SEC as an investment adviser since 1985. FIA (UK) is a wholly owned subsidiary of FIL Holdings (UK) Limited (“FHL”), which is a wholly owned subsidiary of FIL Limited. FIA (UK) is located at Beech Gate, Millfield Lane, Lower Kingswood, Tadworth, Surrey, KT20 6RP, United Kingdom. As of September 30, 2022, FIA (UK)’s total assets under management were $5.0 billion. On a sub-advisory basis through a delegation from FIA, FIA (UK) provides discretionary investment advisory services to institutional accounts, including U.S. investment companies. FHL is located at 4 Cannon Street, London, EC4M 5AB, United Kingdom.

Effective on or about February 10, 2023, Hyun Ho Sohn is responsible for the securities selection, research, and trading for the FIAM Allocated Portion of the Portfolio. Since joining FIA (UK) and its affiliates in 2006, Mr. Sohn has been an equity research analyst and portfolio manager.

Set forth below are the names, titles and principal occupations of the principal executive officers and directors of FIAM. Unless otherwise indicated, the address of each individual is 900 Salem Street, Smithfield, Rhode Island 02917.

Name	Title/Responsibilities and Principal Occupation
Casey Condron	Head of Institutional Client Group, Director
William Irving*	President, Director
Martin McGee*	Chief Financial Officer, Director
Christian G. Pariseault**	Director
Kimberly L Perry*	Director
Horace Codjoe	Vice President
Timothy Abbuhl	Treasurer
Joseph Benedetti***	Secretary
John Bertone	Assistant Secretary
Brian C. McLain*	Assistant Secretary

*	The business address of each of these individuals is 245 Summer Street, Boston, Massachusetts 02210.
**	The business address of this individual is One Spartan Way, Merrimack, New Hampshire 03054.
***	The business address of this individual is 499 Washington Blvd, Jersey City, New Jersey 07310.

Set forth below are the names, titles and principal occupations of the principal executive officers and directors of FIA. Unless otherwise indicated, the address of each individual is Pembroke Hall, 42 Crow Lane, Pembroke, HM19, Bermuda.

Name	Title/Responsibilities and Principal Occupation
Martin Dropkin**	Director, Head of Equities, Asia Pacific
Richard McBrearty	Director, Financial Services Director, Bermuda
Katrina Nusum	Director, Head of Group Compliance and Bermuda Compliance
Adam Outerbridge	Director, ISS Oversight Director
Matthew Quaife**	Director, Head of Multi-Asset Investment Management, Asia Pacific
Stacey Ramsay	Director, Group Conduct—Head of Policy
Deborah Speight	Director, Head of Bermuda Finance
Rohit Mangla*	Chief Compliance Officer, Head of Investment Compliance and Monitoring

*	The business address of this individual is 4 Cannon Street, London, EC4M 5AB, United Kingdom.
**	The business address of each of these individuals is Level 21, Two Pacific Place, 88 Queensway, Admiralty, Hong Kong.

Set forth below are the names, titles and principal occupations of the principal executive officers and directors of FIA (UK).

Name	Title/Responsibilities and Principal Occupation
Maria Abbonizio***	Director, Chief Administrative Officer, Investment Management
Romain Boscher**	Director, Senior Advisor
Victoria Kelly*	Director, Head of Corporate Sustainability and Enterprise Relationship and Public Policy
Andrew McCaffrey*	Director, Global Chief Investment Officer
Malcolm Palmer*	Director, Chief Operating Officer, ISS
Edward Harley*	Chief Compliance Officer, UK

*	The business address of each of these individuals is 4 Cannon Street, London, EC4M 5AB, United Kingdom.
**	The business address of this individual is 21 Avenue Kléber, 75116, Paris, France.
***	The business address of this individual is Level 21, Two Pacific Place, 88 Queensway, Admiralty, Hong Kong.

For its services to the Portfolio, FIAM receives a sub-advisory fee (as a percentage of the FIAM Allocated Portion’s average daily net assets) as follows: 0.48% of the first $150 million; 0.30% of the next $150 million; and 0.25% over $300 million. The Adviser (and not the Portfolio) is responsible for the payment of the sub-advisory fee to FIAM. FIAM, in turn, pays FIA for the services that FIA provides to the FIAM Allocated Portion, and FIA, in turn, pays FIA (UK) for the services that FIA (UK) provides to the FIAM Allocated Portion.

The New Sub-Adviser does not advise any comparable funds subject to the 1940 Act; therefore, information with respect to advisory fees paid to the New Sub-Adviser by such funds is not provided.

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board, each portfolio of the Trust may engage in brokerage transactions with brokers that are affiliates of the Adviser or the Sub-Advisers, with brokers that are affiliates of such brokers, or with unaffiliated brokers that trade or clear through affiliates of the Adviser or the Sub-Advisers. For the fiscal year ended December 31, 2022, the Portfolio paid $412.93 in brokerage commissions to Sanford C. Bernstein & Co., LLC, an affiliate of the Adviser, representing 0.17% of the Portfolio’s total brokerage commissions.

Control Persons and Principal Holders

Equitable Financial Life Insurance Company (“Equitable”), the parent company of EIM, may be deemed to be a control person with respect to the Trust by virtue of its ownership of a substantial majority of the Trust’s shares as of December 31, 2022. EIM is organized as a Delaware limited liability company and is a wholly-owned subsidiary of Equitable. Equitable is an indirect wholly-owned subsidiary of Equitable Holdings, Inc. (“Equitable Holdings”), which is a publicly owned company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio of the Trust. As of December 31, 2022, the Trustees and officers of the Trust owned, or were entitled to provide voting instructions in the aggregate with respect to, less than one percent of the shares of the Portfolio.

As of December 31, 2022, the following shareholders were deemed to own beneficially more than five percent of the outstanding shares of any class of shares of the Portfolio:

Shareholder	Class of Shares	Number of Shares Owned	Percentage of Class Owned
GOODWYN DDS PLLC, CATHERINE M 37 HILLSBORO DR ORCHARD PARK, NY 14127-343	Class K	42,291.44	5.99%

Outstanding Shares

The outstanding shares of each class of the Portfolio as of December 31, 2022, are set forth below:

Multimanager Technology Portfolio	Class IA	Class IB	Class K
Outstanding Shares	1,452,843.933	48,416,125.929	705,446.319

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